UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2020 (June 7, 2020)

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street		2161401
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2020, Protalix BioTherapeutics, Inc. (the “Company”) announced the appointment of Yael Hayon, Ph.D. to serve as the Company’s new Vice President, Research and Development, effective July 5, 2020. On June 2, 2020, Yoseph Shaaltiel, Ph.D. retired from his position as the Company’s Executive Vice President, Research and Development, effective June 15, 2020.

Dr. Hayon, 37, brings to Protalix over a decade of experience in pharmaceutical research in development, both in the scientific operations and the administrative functions. She most recently served as Vice President of Clinical Affairs of Syqe Medical Ltd., Tel-Aviv, where she, among other things, established the clinical and medical global strategy, and was responsible for providing strategic input on the regulatory development plan. Prior to her role at Syqe Medical, Dr. Hayon served as the Head of R&D Israeli Site of LogicBio Therapeutics, Inc., Cambridge, Massachusetts, where she managed LogicBio’s Israeli-based Research and Development facility and was involved in strategic decision-making. From 2014 through 2016 she served as the R&D Manager, Stem Cell Medicine Ltd., Jerusalem, Israel. Dr. Hayon holds a Ph.D. in Neurobiology/Hematology, and an MS.c. in Neurobiology, both from the Hebrew University Faculty of Medicine, Jerusalem, Israel.

In connection with her appointment, the Company and Dr. Hayon have entered into a written employment agreement, dated June 7, 2020 (the “Hayon Employment Agreement”). Pursuant to the Hayon Employment Agreement, Dr. Hayon will receive a monthly base salary of 56,000 New Israeli Shekels (NIS) (approximately $16,210), and Dr. Hayon is entitled to discretionary bonuses from time to time at the sole discretion of the Company’s Board of Directors.

The Board also granted to Dr. Hayon, as of the effective date of her employment, options to purchase 129,771 shares of the Company’s common stock at an exercise price equal to the closing sales price of the Company’s common stock on the NYSE American for the last trading day immediately preceding the effective date of the grant. The options shall vest over four years on a quarterly basis, subject to certain conditions. Vesting of the options will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in the Company’s 2006 Amended and Restated Stock Incentive Plan, as amended (the “Plan”).

The Hayon Employment Agreement is terminable by the Company or Dr. Hayon on 30 days’ written notice for any reason during its term. The Company may terminate the Hayon Employment Agreement for cause without notice. Dr. Hayon is entitled to be insured by the Company under a Manager’s Policy or Pension Fund, in lieu of severance, as well as company contributions towards vocational studies, annual recreational allowances, a Company car and a Company laptop, and to contributions to cover cellular phone costs. Dr. Hayon is entitled to 20 working days of vacation, which is subject to annual increases. She is also entitled to indemnification and to be an insured in the Company’s D&O insurance policy, as are the Company’s other executive officers and directors.

The foregoing description of the Hayon Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1 which is incorporated by reference herein. A copy of a press release announcing the appointment is filed as Exhibit 99.1 to this Current Report.

On June 7, 2020, the Company’s Compensation Committee approved the promotion of Einat Brill Almon, Ph.D. to Sr. Vice President and Chief Development Officer. Dr. Almon first joined Protalix Ltd. in December 2004, originally as a Senior Director and later as Vice President, and became the Company’s Senior Vice President, Product Development in 2006. She has many years of experience in the management of life science projects and companies, including biotechnology and agrobiotech, with direct experience in clinical, device and scientific software development, as well as a strong background and work experience in intellectual property.

In connection with her promotion, the Company and Dr. Almon have entered into a written amended and restated employment agreement, dated June 7, 2020 (the “Almon Employment Agreement”). Pursuant to the Almon Employment Agreement, Dr. Almon’s monthly base salary was increased to NIS 80,000 (approximately $23,000), and she is entitled to discretionary bonuses from time to time based on significant achievements, at the Board’s discretion. In addition, Dr. Almon was granted a $100,000 cash bonus earned as compensation for milestones achieved during calendar year 2019 and a $100,000 cash bonus in connection with the submission of the biologics license application (BLA) to the U.S. Food and Drug Administration for PRX-102, and she is entitled to additional cash bonuses upon the achievement of certain milestones. She is also entitled to a one-time bonus of $400,000 upon the occurrence of certain change of control transactions. The monthly salary is subject to cost of living adjustments from time to time as may be required by law.

The Board also granted to Dr. Almon options under the Plan to purchase 196,995 shares of the Company’s common stock at an exercise price of $3.59 per share, the closing sales price of the Company’s common stock on the NYSE American for the last trading day immediately preceding the effective date of the grant. The options shall vest over four years on a quarterly basis, subject to certain conditions. Vesting of the options will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in the Plan.

The Almon Employment Agreement is terminable by the Company on 180 days written notice, and by Dr. Almon on 90 days written notice, for any reason during its term. The Company may terminate the Employment Agreement for cause without notice. Dr. Almon remains entitled to be insured by the Company under a Manager’s Policy or Pension Fund, in lieu of severance, as well as company contributions towards vocational studies, annual recreational allowances, a Company car, a Company laptop and a Company cellular phone. She remains entitled to 29 working days of vacation. She also remains entitled to indemnification and to be an insured in the Company’s D&O insurance policy, as are the Company’s other executive officers and directors.

The foregoing description of the Almon Employment Agreement is a summary and is qualified in its entirety by reference to the Amended and Restated Employment Agreement attached hereto as Exhibit 10.2 which is incorporated by reference herein.

The Company’s 2020 Annual Meeting of Stockholders (the “Meeting”) was held on June 7, 2020. At the Meeting, as described in Item 5.07 below, the Company’s stockholders approved amendments to the Plan to increase the number of shares of common stock available under the Plan from 2,384,165 shares to 5,725,171 shares, as described under Proposal 4 of the Company’s definitive proxy statement filed on Schedule 14A with the U.S. Securities and Exchange Commission on April 15, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Meeting, the Company’s stockholders: (1) elected the seven persons recommended by the Company’s Board of Directors to serve as directors of the Company; (2) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; (3) approved, on a non-binding advisory basis, one year as the frequency that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers; (4) approved amendments to the Plan to increase the number of shares of common stock available under the plan from 2,384,165 shares to 5,725,171 shares; and (5) ratified the selection of appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), a Member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Set forth below, with respect to each such proposal, are the number of votes cast for or against or withheld, as applicable, the number of abstentions and the number of broker non-votes, and the number of votes cast, on an advisory basis, for the frequency that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers (every one, two or three years).

(1)	Election of Directors

	For	Withheld	Broker Non-Votes
Zeev Bronfeld	18,748,821	288,356	3,245,242
Dror Bashan	18,208,159	829,018	3,245,242
Amos Bar Shalev	18,702,443	334,734	3,245,242
Pol F. Boudes, M.D.	18,868,529	168,648	3,245,242
David Granot	18,704,297	332,880	3,245,242
Gwen A. Melincoff	18,898,915	138,262	3,245,242
Aharon Schwartz, Ph.D.	18,852,781	184,396	3,245,242

(2)	Approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
14,550,187	4,306,979	180,011	3,245,242

(3)           Approval, on a non-binding advisory basis, the frequency (every one, two or three years) that stockholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
18,391,807	368,753	124,374	152,243	3,245,242

(4)           Approval of amendments to the Protalix BioTherapeutics, Inc. 2006 Amended and Restated Stock Incentive Plan, as amended, to increase the number of shares of common stock available under the plan from 2,384,165 shares to 5,725,171 shares

For	Against	Abstain	Broker Non-Votes
17,766,072	1,179,099	92,006	3,245,242

(5)	Ratification of the appointment of Kesselman & Kesselman

For	Against	Abstain
21,976,758	249,242	56,419

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement with Yael Hayon, Ph.D., dated June 7, 2020.
10.2	Amended and Restated Employment Agreement with Einat Brill Almon, Ph.D., dated June 7, 2020.
99.1	Press release dated June 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2020	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Dror Bashan
		Name:	Dror Bashan
		Title:	President and Chief Executive Officer